Exhibit 10.47

SIXTH AMENDMENT

TO THE

EMPLOYMENT AGREEMENT

BETWEEN FOSTER WHEELER INC.

AND

UMBERTO DELLA SALA

This SIXTH AMENDMENT (this “Amendment”) to the Employment Agreement between FOSTER WHEELER INC., a Delaware corporation (the “Employer”), and UMBERTO DELLA SALA (the “Executive”), dated as of March 1, 2008 (the “Employment Agreement”), is made and entered into effective as of January 1, 2013 (the “Amendment Effective Date”).

WHEREAS, Foster Wheeler Ltd. entered into the Employment Agreement with the Executive on March 1, 2008, Foster Wheeler Ltd. and the Executive entered into a First Amendment to the Employment Agreement effective as of October 1, 2008, the Employer, with the Executive’s agreement, assumed the Employment Agreement from Foster Wheeler Ltd. in February 2009, the Employer and the Executive entered into a Second Amendment to the Employment Agreement, effective February 18, 2010, a Third Amendment to the Employment Agreement, effective November 29, 2010, a Fourth Amendment to the Employment Agreement, dated as of July 20, 2011, and a Fifth Amendment, dated as of November 8, 2012 (the Employment Agreement, as so assumed and amended, the “Agreement”);

WHEREAS, the Employer desires to eliminate the gross-up it provides for taxable income on certain perquisites under the Agreement; and

WHEREAS, pursuant to Section 9.6 of the Agreement, an amendment to the Agreement may be made pursuant to the written consent of the Employer and the Executive.

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Agreement is amended as follows:

1. Agreement Section 3.7 is hereby revised to read in its entirety as follows:

“3.7 Perquisites. During the Term, the Executive shall be provided by the Employer with the following perquisites:

3.7.1 an annual physical examination;

3.7.2 home office equipment and associated services for business use in Executive’s homes not to exceed US$5,000 per year;

3.7.3 annual reimbursement for the reasonable fees associated with financial planning and income tax advice and document preparation not to exceed US$5,000 per year; and

3.7.4 reimbursement for a one-time cost of estate planning services, at a time selected by the Executive during the Term, not to exceed US$10,000 in the aggregate.”

As of the Amendment Effective Date, Executive shall not be eligible to receive a gross-up for taxable income on the perquisites provided under this Section 3.7. For the avoidance of doubt, the elimination of the gross-up for taxable income in this Section 3.7 shall not affect the Executive’s gross-up on taxable income to the extent the Executive is eligible for a gross-up under another section of the Agreement.

2. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement effective as of the date first written above.

FOSTER WHEELER INC.

By:	/s/ J. Kent Masters
Name:	J. Kent Masters
Title:	President & CEO

By:	/s/ Umberto della Sala
UMBERTO DELLA SALA

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